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Exhibit 99.1

             HEARTLAND WIRELESS COMMUNICATIONS, INC.

                 PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated statement of operations ("Pro Forma Statement of Operations") presents pro forma financial information of the Company for the three months ended March 31, 1996 as if the acquisitions of CableMaxx, Inc.
(CMAX), American Wireless Systems, Inc., Fort Worth Wireless Cable T.V. Associates, Wireless Cable T.V. Associates #38 and Three Sixty Corp. (Technivision) (collectively, the "Transactions") and the Company's contribution of certain net assets to CS Wireless Systems, Inc. ("CS Wireless"), a newly formed company in which the Company has an equity interest (the "CS Wireless Transaction"), had occurred on January 1, 1995.

The Transactions were accounted for using the purchase method of accounting. With respect to the Transactions, the purchase price has been allocated on a preliminary basis to the assets and liabilities acquired based on the estimated fair values of such assets and liabilities.

The Pro Forma Statement of Operations and accompanying notes should be read in conjunction with the Company's Pro Forma Statements appearing in the February 23, 1996 Form 8-K (including amendments thereto) and the Company's consolidated financial statements (including notes thereto) appearing in the March 31, 1996 Quarterly Report on Form 10-Q and 1995 Annual Report on Form 10-K filed with the Securities and Exchange Commission. The Pro Forma Statement of Operations does not purport to represent what the Company's results of operations actually would have been had such transactions occurred on the date specified, or to project the Company's results of operations for any future period or date. The pro forma adjustments are based upon available information and certain adjustments that management believes are reasonable. In the opinion of management, all adjustments have been made that are necessary to present fairly the Pro Forma Statement of Operations.

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

             Heartland Wireless Communications, Inc.
                  Unaudited Pro Forma Condensed
              Consolidated Statement of Operations
                Three Months ended March 31, 1996
                         (in thousands)

                                             Heartland      CMAX           TechniVision        Pro Forma
                                             Historical     Historical(a)  Historical(b)       Adjustments    Pro Forma
                                             ----------     -------------  -------------       -----------    ---------
Total revenues                               $    9,512     $       1,627  $         809       $         -    $  11,948
                                             ----------     -------------  -------------       -----------    ---------
Operating expenses:
     Systems operations                           3,423               692            357                          4,472
     Selling, general and administrative          5,945               675            409                          7,029
     Depreciation and amortization                3,554             1,004            218               411(c)     5,474
                                                                                                       287(d)
                                             ----------     -------------  -------------       -----------    ---------
          Total operating expenses               12,922             2,371            984               698       16,975
                                             ----------     -------------  -------------       -----------    ---------
               Operating loss                    (3,410)             (744)          (175)             (698)      (5,027)

Interest expense                                 (4,692)                -           (152)             (152)(e)   (4,996)
Equity in losses of investees                    (2,401)                -              -            (1,169)(f)   (3,570)
Interest income                                     708                 -              -                            708
                                             ----------     -------------  -------------       -----------    ---------
          Loss before income taxes               (9,795)             (744)          (327)           (2,019)     (12,885)
Income tax benefit                                1,551                 -                            3,216(g)     4,767
                                             ----------     -------------  -------------       -----------    ---------
          Net loss                           $   (8,244)    $        (744) $        (327)      $     1,197    $  (8,118)
                                             ==========     =============  =============       ===========    =========
Net loss per share                           $    (0.54)                                                      $   (0.42)
                                             ==========                                                       =========
Weighted average shares outstanding              15,354                                              4,054(h)    19,408
                                             ==========                                        ===========    =========

See accompanying notes to Pro Forma Statement of Operations.


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             HEARTLAND WIRELESS COMMUNICATIONS, INC.

           NOTES TO PRO FORMA STATEMENT OF OPERATIONS


(a) Reflects the historical operating results of the Austin, Temple/Killeen and Waco wireless cable systems acquired from CMAX for the period of January 1 through February 22, 1996. Historical amounts do not include amortization of intangible assets relating to the markets as such amortization was recorded by CMAX at the corporate level.

(b)  Reflects the historical operating results of the Corpus
     Christi wireless cable system acquired from Technivision for the period of January 1 through February 22, 1996.

(c) Reflects incremental amortization of leased license investment associated with the Austin, Temple/Killeen, Waco and Corpus Christi wireless cable systems. Amortization of leased license investment is calculated beginning with inception of service in each respective market over an estimated useful life of 20 years.

(d) Reflects incremental amortization of excess purchase price over the fair value of net identifiable assets acquired in connection with the Transactions for the period of January 1 through February 22, 1996.

(e) Reflects the elimination of historical interest expense of Technivision as the Company did not assume or issue interest bearing indebtedness in connection with the acquisition of net assets from Technivision.

(f)  Reflects the Company's equity in pro forma losses of CS
     Wireless.

(g) Reflects the adjustment to income tax benefit related to the pro forma adjustments. Income tax benefit reflects the recognition of deferred tax assets to the extent such assets can be realized through reversals of existing taxable temporary differences.

(h) Reflects the incremental weighted average shares outstanding of the Company assuming the Transactions had occurred on January 1, 1995.